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                                EXHIBIT 23(III)




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                              CONSENT OF CUSTODIAN


         The undersigned are named as the Custodian pursuant to that certain Custody Agreement existing between the undersigned and R J LENDING, INC. (the "Registrant") and as is described in the Prospectus which is a part of the Registration Statement on Form SB-2 of the REgistrant filed under the Securities Act of 1933, as amended. The undersigned consents to the reference to the undersigned in the Prospectus.



                                             /s/  Jerry S. Levin
                                             ----------------------------------
                                             LEVIN, TANNENBAUM, WOLFF,
                                             BAND, GATES & PUGH, P.A.
                                             Attorneys at Law


Sarasota, Florida
April 11, 2002